                                                                 Exhibit 8.01(d)

                                  May 14, 2002



Tudor Fund for Employees, L.P.
1275 King Street
Greenwich, CT 06831

         Re:      Post-Effective Amendment No. 4
                  ------------------------------

Ladies and Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to Day, Berry & Howard LLP as special Connecticut tax counsel under the heading "STATE AND LOCAL INCOME TAX ASPECTS, Connecticut," in the Post-Effective Amendment No. 4 to your Registration Statement on Form S-1 (No. 333-52543) as filed with the Securities and Exchange Commission.



                                                Very truly yours,

                                                /s/ Day, Berry & Howard LLP
                                                DAY, BERRY & HOWARD LLP

CHL/kpo